Exhibit 10.19

                                  AMENDMENT OF
                       AGREEMENT FOR PURCHASE AND SALE OF
                         LIMITED LIABILITY COMPANY UNITS
                         -------------------------------

         This Amendment of Agreement for Purchase and Sale Of Limited Liability Company Units (the "Amendment" and "Agreement," respectively) is entered into effective as of May 12, 2004, by and among Monterey Pasta Company, a Delaware corporation (the "Purchaser"), CIBO Naturals LLC, a Washington limited liability company("CIBO"), Suekat LLC, a Washington limited liability company ("Suekat") and Obic, Inc., a Washington corporation ("Obic"), Purchaser, Suekat and Obic being owners of all of the outstanding membership interest in CIBO.

         WHEREAS the Purchaser and Obic have entered into a Unit Purchase Agreement dated May 12, 2004, pursuant to which Purchaser has agreed to purchase from Obic, and Obic has agreed to sell to Purchaser, those units of membership interest in CIBO not previously acquired by Purchaser pursuant to the Agreement; and

         WHEREAS the Purchaser, Suekat and Obic desire to make such changes in the Agreement as they acknowledge to be necessary or desirable in consequence of the Unit Purchase Agreement.

         THEREFORE this Amendment amends the Agreement as follows:

1.       Purchase and Sale. Section 1.1(d) is amended to read as follows:

         At the Second Closing (as defined below), Suekat will sell to the Purchaser and the Purchaser will purchase from Suekat the remainder of its Units, representing fifteen and one-half percent (15.5%) of all Membership Interests, so that, immediately following the Second Closing, Purchaser shall be the owner of one hundred percent (100%) of the Membership Interests in CIBO (the "Second Purchase").

2.       Purchase Price. Section 1.2(b) is amended to read as follows:

         The total price to be paid by Purchaser for the Second Purchase shall be paid in cash to Suekat at the Second Closing, in an amount computed in accordance with the following formula:

             [Applicable Percentage x (4.5 x EBT)] - Remaining Debt

where:

                  (i) The Applicable Percentage shall be fifteen and one-half percent (15.5%) plus five-tenths percent (.5%) for each one hundred thousand dollars ($100,000) of EBT which exceeds two million dollars ($2,000,000), up to a maximum of twenty-five and two-tenths percent (25.2%).
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                  (ii) EBT shall be earnings before taxes of CIBO for the twelve months immediately prior to the Second Closing, computed in accordance with generally accepted accounting principles.

                  (iii) Remaining Debt shall be equal to (A) Two Million Dollars ($2,000,000), minus (B) the product of (1) the Debt Adjustment Percentage times
(2) CIBO's cumulative net income, computed in accordance with generally accepted accounting principles, for the four calendar years immediately prior to the Second Closing. Remaining Debt shall not be less than zero.

                  (iv) The Debt Adjustment percentage shall be twenty percent (20%) plus five-tenths percent (.5%) for each one hundred thousand dollars ($100,000) of EBT which exceeds two million dollars ($2,000,000), up to a maximum of thirty-two and one-half percent (32.5%).

3. Conditions to Second Purchase Obligations. Subsections 5.3(a) and (b) are amended so that:

         (a) In each instance where the term "the Sellers" occurs, the term "Suekat" shall be substituted.

         (b) In each instance where the term "Sellers" occurs, the term "Suekat" shall be substituted.

         (c) In each instance where the term "Sellers'" occurs, the term "Suekat's" shall be substituted.

         (d) In each instance where the term "each Seller" occurs, the term "Suekat" shall be substituted.

         (e) In each instance where the term "either Seller's" or "either Seller" occurs, the term "Suekat's" or "Suekat," respectively, shall be substituted.

         (f) In paragraph 5.3(a)(vi), the word "them" shall be replaced by "it."

4. Notification. Section 9.3 is amended so that "To Sellers" is amended to read "To Suekat" and the following is added:

To Obic                    J.J. Leary, Jr.
                           Leary Franke Droppert PLLC
                           1800 Fourth Avenue, Suite 600
                           Seattle, WA 98101

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         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers, effective as of the date set forth above.


Date: May 12, 2004                     MONTEREY PASTA COMPANY

                                       By: /s/ JAMES M. WILLIAMS
                                           ------------------------------------
                                           James M. Williams
                                           President and Chief Executive Officer


Date: May 12, 2004                     CIBO NATURALS LLC

                                       By: /s/ JAMES M. WILLIAMS
                                           ------------------------------------
                                           James M. Williams
                                           President and Chief Executive Officer


Date: May 12, 2004                     SUEKAT LLC

                                       By: /s/ JAMIE COLBOURNE
                                           ------------------------------------
                                           Jamie Colbourne, Manager


Date: May 12, 2004                     OBIC, INC

                                       By: /s/ GLENN NEACE
                                           -------------------------------------
                                           Glenn Neace, President

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